Investor Presentation March 2023

Disclaimer Forward Looking Statements Financial Information; Non-GAAP Financial Measures This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated nancial results, estimates and forecasts of revenue and other nancial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a denitive statement of fact or probability. Actual events and circumstances are dicult or impossible to predict and will dier from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the outlook discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or governmental investigations to which TOI may become subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or nes and create negative publicity; changes in TOI’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI led, or to be led, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2022 led with the SEC on March 16, 2023 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could dier materially from the results implied by these forward-looking statements. There may be additional risks that TOI does not presently know or that TOI currently believes are immaterial that could also cause actual results to dier from those contained in the forward-looking statements. In addition, forward-looking statements reect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Some of the nancial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI believes that the use of Adjusted EBITDA provides an additional tool to assess operational performance and trends in, and in comparing our nancial measures with, other similar companies, many of which present similar non-GAAP nancial measures to investors. TOI’s non-GAAP nancial measures may be dierent from non-GAAP nancial measures used by other companies. The presentation of non-GAAP nancial measures is not intended to be considered in isolation or as a substitute for, or superior to, nancial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes signicant expenses and income that are required by GAAP to be recorded in TOI's nancial statements. Because of the limitations of non-GAAP nancial measures, you should consider the non-GAAP nancial measures presented in this press release in conjunction with TOI’s nancial statements and the related notes thereto. TOI denes Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity nancings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure. A reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP metric, is set forth below. 2 | Investor Presentation March 2023

Oncology is a Large and Growing Market Today’s Care Delivery System is Broken and Does Not Address Quality and Cost Issues TOI is the First Mover Disrupting Oncology Care with a Unique Value-Based Model Our Technology Platform is the First to Standardize and Align Care Delivery at Scale We Have Proven Our Model with New Market Exportability Our Future Growth and New Market Entry is Predictable, Repeatable and Scalable We have Tremendous Near Term and Long-Term Growth Opportunities in Front of Us TOI Investment Highlights 3 | Investor Presentation March 2023

of U.S. GDP and rising 18% 2x spent per person compared to OECD average Yet, U.S. incidence of chronic illness and longevity are worse than average $200bn+ 11 –14% CAGR U.S. Oncology drug spending growth in the next four years 9.5% of U.S. adults have been diagnosed with cancer estimated 2020 U.S. oncology spend Healthcare is Unaordable and Inecient in the U.S. U.S. Oncology Spend Growth Continues to Accelerate Massive Market with Accelerating Growth Driven by Misalignment, Complex and Variable Clinical Pathways and High-Cost Drugs Sources: Cancer Epidemiology, Biomarkers & Prevention –American Association For Cancer Research, July 2020; National Center for Health Statistics; IQVIA Institute; National Health Expenditure Data –CMS; Spending on Health: Latest Trends –OECD, June 2018. Rising Cost of Oncology Care is a Massive Problem in the U.S. 4 | Investor Presentation March 2023

Our Disruptive Value-Based Oncology Care We Are Disrup�ng the Status Quo in Cancer Care Our Healthcare System is Being Rebuilt with New Value-Based Care Models 5 | Investor Presentation March 2023 • Incentivized by quality • Incentivized to use high-value therapies • Physician compensation model aligned to quality and patient satisfaction • Practice tailored to address individualized patient needs • Supported by patient and payors • Aligned to support appropriate transitions to palliative and hospice care Today’s Traditional Fee-for-Service Oncology Care • Incentivized by volume • Incentivized to use high-cost therapies • Physician compensation model aligned to high cost • Practice tailored to prot • Supported by drug manufacturers and distributors • No incentives to utilize appropriate care transitions

We are a Leading Value-Based Oncology Care Pla�orm 6 | Investor Presentation March 2023 Who We Are Our Growth Relationships with Leading Payors and Risk-Taking Providers $252M $64M(2) 2016A 2022A 3.94x 2016 Revenue 62 15 Locations in Five States Current Markets 101 ~1.7 Oncologists and Mid-levels Lives (in millions) Served Under Capitation >50% >25% Revenue Generated from Value-Based Agreements in 2022 Reduction in Healthcare Costs(1) ~286K ~64K Patient Visits in 2022 160+ Clinical Trials Giving Patients Cutting Edge Treatment Access Note: (1) Compared to average medical oncology spend in our primary geographies (2) Based on cash basis unaudited nancials Unique Patient Encounters in 2022 25.7% CAGR(1)

We are shi�ing the market to value-based oncology care 7 | Illustrative Value Based Primary Care Group Funds Flow We Are Shifting the Market to Value-Based Oncology Care Oncology Spend is a Major Pain Point for Value-Based Primary Care • Growth in value-based primary care propels TOI’s growth • Value-based payments comprised of 36% of healthcare spending in 2018 vs. 20% in 2014 • Since 2013, Humana has increased PCPs within value-based arrangements by 145% • Primary / preventative care only encompasses less than 3% of Medicare spend; vast majority of spend occurs outside of primary care clinics Sources: American Society of Clinical Oncology; Cancer Epidemiology, Biomarkers & Prevention –American Association For Cancer Research, July 2020; Global Market Insights; IQVIA Institute; Wall Street research. Note: MA = Medicare Advantage. PMPM from CMS to MA Plans % Retained by MA Plans TOI Reduces Oncology Care Spend Primary Care Group Prot % Paid to Primary Care Group TOI is a Market Leader in Value-Based Oncology Care Oncology Expense Investor Presentation March 2023

TOI is a Leading Value-Based Oncology Care Practice that is Aligning both Physicians and Payors with Incentives to Simultaneously Enhance Quality and Lower Costs Aligned with physicians, practice-based models are incentivized to over prescribe expensive therapeutics and over utilize care which results in higher costs Aligned with payors, benet managers seek to change provider behavior which has limited success and typically results in an antagonistic relationship with physicians Physician Practices Benets Managers Our Value-Based Oncology Care Model is Disrup�ng the Market 8 | Investor Presentation March 2023

Lower inpatient admissions 30% Fewer Emergency Department visits in the last month of life 75% Lower median total healthcare costs from diagnosis to death > 25% Fewer acute care facility deaths 40% Improvement in Patient Satisfaction 14% 9 | Investor Presentation March 2023 Study on TOI Patient Population Conducted by Researchers at Stanford University Note: Based on TOI patient population conducted by researchers at Stanford University, as of April 11, 2021. Highly Eective in Delivering Quality, Value-Based Oncology Care Our Results are Peer-Reviewed and Published

Our Patient-Centric Focus Drives High Levels of Satisfaction

Highly Satisfied Patient Base Supports Care Delivery Model While Strengthening Payor Relationships



Patient Satisfaction Score
5.00
4.00
3.00
2.00
1.00
4.54
4.58
4.44
4.45
4.46
4.44
4.49
4.48
4.53
4.48
4.49
4.53
1/21
2/21
3/21
4/21
5/21
6/21
7/21
8/21
9/21
10/21
11/21
12/21
Month

- Thousands of same-day patient surveys via text and email.
- Overall survey average 4.5/5 across all sites over 12 months.
- Survey feedback loop to operations managers drives service excellence.

"Thank you all for **helping me through this life test…**From the front desk to the specialist – when it comes to cancer, **you are all needed and appreciated; your kindness and selflessness makes a world of difference to** the patients and their families."

–Lynwood Clinic Patient

"**Awesome place**, from the support staff and Dr. Morrison. He was the BEST! **Would highly recommend** this clinic to everyone who needs it."

–Downey Clinic Patient

"I am very thankful and happy to have found his group. Dr. Baghian and staff are kind, compassionate, and knowledgeable. Everyone I have interacted with has made me feel as though they **truly care about making sure I receive quality care in a timely manner.** Exceptional!"

–Riverside Clinic Patient

10 | Investor Presentation March 2023

The Oncology Institute of Hope & Innovation

Where We Focus Savings We Use Mul�ple Levers to Reduce Cost of Care 11 | Investor Presentation March 2023 Treatments High-Value Cancer Care Program Palliative and Hospice Collaboration • Providers trained in advanced care planning • Close coordination between network providers Experience in relatively low-cost California market • Reduce practice pattern variability • Access to clinical trials in the community • Vertical integration of dispensary and scaled drug purchasing • Algorithm driven action plan • 24/7 Health Care Coach • Patient education and engagement Sources: Lay Health care Worker Led Cancer Screening Interventions and the Eecton Patient-Reported Satisfaction, Health Status, Health care Use, and Total Costs; Journal Of Oncology Practice; August 16, 2019. Note: (1) Compared to average Per Member Per Month costs in our primary geographies. >25% Reduction in Spend(1)

12 | Investor Presentation March 2023 (Lancaster) (Rancho Mirage) California Nevada FloridaArizona 5 Clinics & 12 Hospital Aliations4 Clinics & 6 Hospital Aliations Texas . 43 Clinics & 75+ Hospital Aliations 8 Clinics & 9 Hospital Aliations 2 Clinic & 1 Hospital Aliations Proven Portability with Rapidly Expanding Footprint

Our Care Model is Hard to Replicate 13 | Investor Presentation March 2023 TOI has Developed Many Highly Specic and Dicult to Replicate Capabilities that Collectively Comprise our Competitive Strengths Physician Recruiting Tech-enabled Care Pathways Delivered in Community Setting Clinical Culture Care Management Integration of Palliative Care and Hospice Coding AccuracyClinical Trials

Our Technology Platform is Purpose Built for Oncology Care

Collect
Work with health plans and primary care doctors on front-end collection of extensive patient data sets

Analyze
Leverage proprietary algorithms and data science to refine relevant clinical care pathways

Apply
Use results from our data analysis to dictate appropriate care pathways

Key attributes

- Actionable
- Efficient
- Scalable
- Flexible

- Proprietary custom-built regimens and pathways embedded into EHR
- Full availability of practice data enables analytic insights and data-sharing collaborations
- Heavily customized where unique to TOI model; leverage vendor-partner solutions where needs are common
- Integrations across systems enable workflows, ensure seamless experience and consistent tracking and reporting
- Cloud-based application set deployed readily and managed centrally, supporting rapid expansion
- No limitation on number of sites or clinicians; supports roles in clinic, regionalized/centralized, or nearshore/offshore
- Supports different contract structures and lines of business, regional flexibility as needed
- Workflow and analytics tools built to be quickly iterated, vendor-partnerships include custom feature development

14 | Investor Presentation March 2023

The Oncology Institute of Hope & Innovation

Strong Unit Economics Drives Increasing Profitability 15 | Investor Presentation March 2023 Value-Based Volume Mix: As our mix of value-based revenue increases our margins are expected to improve; pods today with highest mix of value-based contract achieve 30%+ margins Provider Utilization: Margins expected to improve as • Provider productivity increases in maturing clinics • The ratio of APPs(1) to MDs increases Market Dynamics: Certain expansion markets have higher-cost fee-for-service oncology, therefore we believe TOI can deliver better value and savings to our customers and capture higher margins Note: (1) Advanced Practice Providers (APPs) include Physician Assistants and Nurse Practitioners; (2) Each pod is an operational unit consisting of 2-5 clinics, grouped together based on geographic proximity and visit volume. This analysis was performed in 2020. Embedded Gross Margin Expansion Potential as TOI Scales Margin Expansion Drivers TOI Pod(2) Gross Margin vs. % Value-Based Visits 10% 15% 20% 25% 30% 35% 40% 20% 30% 40% 50% 60% 70% 80% 90% Po d G ro ss M ar gi n Pod % Value-Based Visits

Strong Unit Economics Provide the Founda�on of Future Growth 16 | Investor Presentation March 2023 Illustrative New Market Ramp -10% -5% 0% 5% 10% 15% 20% 25% 30% (1,000) (500) - 500 1,000 1,500 2,000 2,500 3,000 Year 1 Year 2 Year 3 Year 4 Year 5 G ro ss M ar gi n EB IT D A ($ 00 0s ) Denovo EBITDA Acquisition EBITDA Denovo Gross Margin Acquisition Gross Margin Note: Actual results may vary materially • New Markets launch with FFS + Gainshare • Acquisition CAGR (Top-line): 18% • Acquisition EBITDA accretive: Year 1 • DeNovo CAGR (Top-line): 53% • Conversion to Capitated Contracts by year 4: enabling Gross Margins >25%

Multiple Levers to Sustain Long Term Growth Trajectory

TOI represents 0.01% of the U.S. Oncology Market providing substantialgrowth opportunity

Existing Markets

Continue Driving Growth in Lives and Partnership Expansion

- New contracts
- Expand covered lives
- New clinics & providers
- Improve unit economics
- Medicare direct contracting

New Markets

Well-Honed TOI Model Enables Quick Scaling in New Markets

- Establish presence in new markets
- Highly attractive market dynamics
- Value-based care transition for physicians

Service Expansion

Expand Scope and Diversify Service Offering

- Build comprehensive portfolio of ancillary services
- Radiation Oncology
- Pharmacy
- Clinical trials
- MSO services
- Data monetization

M&A Opportunities

Leverage Pipeline and M&A Expertise to Drive Accretive Growth

- Successful acquisition track record
- Scalable platform
- Highly effective M&A playbook

17 | Investor Presentation March 2023

The Oncology Institute of Hope & Innovation

Financial Overview

Revenue(1) and Milestone Timeline 19 | Investor Presentation March 2023 Notes: (1) 2007-2017 revenue is cash basis, unaudited and pertains to the Predecessor entity only (2) Predecessor revenue of $76M; Successor revenue of $37M Dispensary Opening New State Entry $1 $10 $17 $26 $29 $38 $41 $42 $48 $64 $74 $113 $155 $188 $203 $252 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018(2) 2019 2020 2021 2022 Downey & Whittier, CA Over 10K patients cared for TOI welcomed as rst cohort of OCM participants Private Equity Investment • 1st Gainshare Contract • 50th Clinic • De-SPAC • 1st Outpatient Stem Cell TOI Founded 1stValue-Based Contract Clinical Trials Established 44.6% Revenue CAGR AZ CA NV FL TX AZ NV FL, CA

Diversified Business Model with Multiple Drivers of Revenue Growth and Margin Expansion

Diverse Line of Business

- Patient Care (Medical and Radiation Oncology)
- Drug Dispensing
- Clinical Trials
- Data Monetization
- Management Services

Products Covered

- Medicaid
- Medicare
- Commercial

Revenue Model

VBC
- Capitation
- Gainshare

- Fee-for-Service

Geographic Diversity

- Currently in five states
- Varying degree of managed care adoption
- Oncology provider landscape driving significant cost variation

Multiple Levers to Drive Top Line Growth and Margin Expansion

Clinics

- Legacy / Same Store
- Acquisition
- De Novo

New VBC Contracts

- Capitation Contracts
- Gainshare Contracts

Productivity

MD Productivity

MD / APP Pairing

Technology and Process Excellence

20 | Investor Presentation March 2023

The Oncology Institute of Hope & Innovation

Value Driven Highly Attractive Economic Model

Illustrative Economic Model


Provider Contracts
Payor Contracts
Pool of lives managed by TOI
Unmanaged or Under-managed Oncology Market
FFS Driven; High Cost for Payors and Risk-Taking Providers
TOI saves payors 25%+ of medical oncology costs
TOI Preferred / Exclusive Provider with Lower Cost Capitated Contracts
TOI captures a 20% –40% margin on contracts
TOI Delivers High Quality / Low-Cost Care
Margin
Full Risk Contract:
TOI takes full upside and downside risk
Gainshare:
TOI receives portion of savings from payor / at risk provider partners

21 | Investor Presentation March 2023

The Oncology Institute of Hope & Innovation

Gain Share Contracts 22 | Investor Presentation March 2023 Gain Share Contracts Oer TOI an Entry Point with Payors in New Markets Illustrative Gain Share Contract Structure • Gain share contracts oer payors an alternative to full capitation, with incentives for TOI to drive reductions in cost of care and improvements in quality of care • Typically structured with an upside-only share of savings generated on patients seen by TOI relative to a benchmark • Creative solution for risk-bearing primary care groups that aren’t delegated for contracting • Can include quality incentives for TOI to further improve patient care and lower overall cost • Acts as a steppingstone to a broader capitation relationship as TOI demonstrates the value of its model of care TOI Can Earn Additional Incentives by Achieving Quality Measures Benchmark Spend Savings Relative to Benchmark Spend on TOI Eligible Members TOI Earns % of Savings x Eligible Members

Proven economic model shows 20+% Gross Margins in Mature, Value-Based driven markets 23 | Investor Presentation March 2023 • Established Value-Based Partnerships • Continued Strategic Growth • Same-Store Gross Margin 20+% • Recently opened markets • Launched in partnership with national value-based primary care groups • Ramping Gross Margins Same Store Markets Growth Markets

Historic growth supports con�nued scale to drive increased revenue 24 | Investor Presentation March 2023 Revenue ($ in millions) Capitated Lives (in millions) 2019-2022 Growth New Value-Based Contracts +10 new contracts +624K lives New Markets – 8 (in 3 states) New Clinics – 11 through acquisition, 12 through DeNovo 155 188 203 252 0 50 100 150 200 250 300 2019 2020 2021 2022 Gross Margin % 1.1 1.3 1.6 1.7 2019 2020 2021 2022 0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 TXFLCA 19.3% 19.7% 20.1% 20.6% 2019 2020 2021 2022 18.5% 19.0% 19.5% 20.0% 20.5% 21.0% 21.5%

Benefits of scale go beyond top line 25 | Investor Presentation March 2023 TOI’s growth allows us to scale our infrastructure, driving better margins due to lower drug costs, and more ecient providers – all leading to more savings for our payor partners and patients Corporate G&A Eciencies Provider Productivity Reduced Drug costs Margins

Capital Deployment Strategy fueled by recent $110 million strategic investment by Deerfield Management 26 | Investor Presentation March 2023 Adjusted EBITDA and Net Income Protability projected in 2024 Acquisitions De Novo Growth Operating Losses Working Capital (predominantly funding A/R)

2023 Guidance 27 | Investor Presentation March 2023 Revenue Gross Prot Adjusted EBITDA Value-based lives(1) $290 to $320 million, representing approximately 15% to 27% growth over 2022 revenue $60 to $70 million $(25) to $(28) million 1.75 million to 2.0 million lives Note: "TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its lings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of TOI's acquisitions, dispositions or nancings during 2023. TOI's outlook assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented." 2023 Guidance

Key Takeaways 28 | Investor Presentation March 2023 Early Market Leader in Large and Growing Market Proven Economic Model with Imbedded Scalability Well Capitalized, with Disciplined Deployment Strategy Our growth enables high-quality, aordable care for more patients

Historical Financials

30 | Investor Presentation March 2023 Historical Financials Revenue ($ in thousands) To be continued.. Patient services Dispensary Clinical trials & other Total operating revenue 31,699 19,232 1,373 52,304 35,057 18,679 1,425 55,161 39,109 20,218 1,594 60,921 44,627 18,839 1,511 64,977 47,992 21,607 1,825 71,424 36,126 15,738 113 - 31,963 1,134 85,074 38,382 17,295 118 9,944 29,572 1,192 96,503 116,817 63,890 6,808 187,515 124,074 72,550 6,379 203,003 Expenses Operating expenses Direct costs – patient services Direct costs – dispensary Direct costs – clinical trials & other Goodwill impairment charges Selling, general and administrative expense Depreciation and amortization Total operating expenses 27,350 16,463 158 - 48,246 920 93,136 27,378 15,324 137 - 29,806 987 73,632 32,875 16,754 150 - 28,348 1,098 79,225 95,747 53,907 982 - 41,898 3,178 195,712 99,401 62,102 652 - 83,365 3,341 248,861 134,761 65,111 518 9,944 119,689 4,411 334,434 166,785 79,343 6,355 252,483 For Year Ended Dec 31, 2021 Mar 31, 2022 Jun 30, 2022 Sept 30, 2022 Dec 31, 2022 Dec 31, 2020 Dec 31, 2021 Dec 31, 2022 For Three Months Ended

Historical Financials

		For Three Months Ended					For Year Ended		
		Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sept 30, 2022	Dec 31, 2022	Dec 31, 2020	Dec 31, 2021	Dec 31, 2022
Income (Loss)	**Loss from operations**	(40,832)	(18,471)	(18,304)	(20,097)	(25,079)	(8,197)	(45,858)	(81,951)
	Other non-operating expense (income)	-	-	-	-	-	-	-	-
	Interest expense	60	74	61	1,497	2,450	347	320	4,082
	Change in fair value of derivative warrant liabilities	(3,686)	1,461	(2,065)	159	(1,398)	-	(3,686)	(1,843)
	Change in fair value of earnout liabilities	(24,891)	(39,440)	(10,800)	(3,581)	(5,394)	-	(24,891)	(59,215)
	Change in fair value of note embedded derivative liabilities	-	-	-	(15,510)	(8,690)	-	-	(24,200)
	Gain on debt extinguishment	229	(183)	-	-	-	-	(4,957)	(183)
	Other, net	79	151	(15)	36	(673)	6,271	(1,046)	(501)
	Total other non-operating income	(28,209)	(37,937)	(12,819)	(17,399)	(13,705)	6,618	(34,260)	(81,860)
	Income before provision for income (loss) taxes	(12,623)	19,466	(5,485)	(2,698)	(11,374)	(14,815)	(11,598)	(91)
	Income tax (expense) benefit	2,468	(180)	32	24	367	493	671	243
	Net income (loss)	(10,156)	19,286	(5,453)	(2,674)	(11,007)	(14,322)	(10,927)	152
	Adjusted EBITDA (in thousands)	**(5,346)**	**(5,184)**	**(6,867)**	**(6,680)**	**(4,640)**	**5,773**	**(4,824)**	**(23,542)**

Note: (1) Adjusted EBITDA is a non-GAAP measure. For a discussion and reconciliation to the nearest GAAP measure please see Slide 32 of this presentation.

31 | Investor Presentation March 2023

The Oncology Institute of Hope & Innovation

Adjusted EBITDA Reconciliation

The Company includes adjusted EBITDA because it is an important measure upon which our management uses to assess the results of operations, to evaluate factors and trends affecting the business, and to plan and forecast future periods.

Adjusted EBITDA is "non-GAAP" financial measure within the meaning of Item 10 of Regulation S-K promulgated by the SEC. Management believes that this measure provides an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results, provides a more complete understanding of the Company's results of operations and the factors and trends affecting the business. However, non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures used by management may differ from the non-GAAP measures used by other companies, including the Company's competitors. Management encourages investors and others to review the Company's financial information in its entirety, not to rely on any single financial measure.

The following table provides a reconciliation of net income (loss), the most closely comparable GAAP financial measure, to Adjusted EBITDA:

	Three Months Ended					Year Ended	Year Ended	Year Ended
(in thousands)	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sept 30, 2022	Dec 31, 2022	Dec 31, 2020	Dec 31, 2021	Dec 31, 2022
Net (loss) income	(10,156)	19,286	(5,453)	(2,674)	(11,007)	(14,322)	(10,927)	152
Depreciation and amortization	920	987	1,098	1,134	1,192	3,178	3,341	4,411
Interest expense	60	74	61	1,497	2,450	347	320	4,082
Income tax expense	(2,468)	180	(32)	(24)	(367)	(493)	(671)	(243)
Board and management fees	239	45	62	64	-	620	553	-
Non-cash addbacks	527	197	108	299	604	11,972	(5,115)	1,208
Share-based compensation	24,383	8,552	6,515	6,546	6,070	151	24,535	27,683
Goodwill impairment	-	-	-	-	9,944	-	-	9,944
Change in fair value of liabilities	(28,577)	(37,979)	(12,865)	(18,932)	(15,482)	-	(28,577)	(85,258)
Unrealized (gains) losses on investments	-	-	-	33	(673)	-	-	(640)
Practice acquisition-related costs	208	422	111	166	91	374	476	790
Practice acquisition deferred purchase price	-	-	-	2,088	155	-	-	2,243
Consulting and legal fees	675	655	1,144	883	1,115	1,495	1,826	3,797
Other, net	1,120	953	1,634	1,239	1,204	2,451	1,692	5,030
Public company transaction costs	7,723	1,444	750	1,001	64	-	7,723	3,259
Adjusted EBITDA	**(5,346)**	**(5,184)**	**(6,867)**	**(6,680)**	**(4,640)**	**5,773**	**(4,824)**	**(23,542)**

32 | Investor Presentation March 2023

The Oncology Institute of Hope & Innovation